Exhibit 10.3

LOCK-UP AGREEMENT

LOCK-UP AGREEMENT dated as of [___], 2025 (this “Agreement”), by and among the undersigned holders of Company Shares and the undersigned holders of SPAC Shares (each, a “Holder”), and Forbes & Manhattan Resources Inc., a company incorporated under the laws of the Province of Ontario, Canada (the “Company”). Capitalized terms used and not otherwise defined herein shall have the meanings given such terms in the Business Combination Agreement (as defined below).

RECITALS

WHEREAS, on April 21, 2025, the Company, SPAC and F&M Merger Sub 1 Inc., a Delaware corporation (“Merger Sub”) entered into a Business Combination Agreement (as the same may be amended, restated or supplemented, the “Business Combination Agreement”), pursuant to which, among other things, Merger Sub merged with and into SPAC (the “Merger”), with SPAC continuing as the surviving corporation of the Merger and a direct subsidiary of the Company (the “Merger”, and, together with the other transactions contemplated by the Business Combination Agreement, the “Transactions”);

WHEREAS, as a result of the Transactions, except as otherwise contemplated by the Business Combination Agreement, (i) all of the issued and outstanding capital stock of SPAC immediately prior to the Closing shall be exchanged for the right to receive newly issued Public Company Shares, and (ii) all of the Company Shares shall be listed on Nasdaq, all upon the terms and subject to the conditions set forth in the Business Combination Agreement;

WHEREAS, as a result of the consummation of the Transactions, on the Closing Date, each Holder will become the record and/or beneficial owner of the number of Public Company Shares set forth opposite such Holder’s name on Exhibit A; and

WHEREAS, the execution and delivery of this Agreement is a condition to the Closing, and, as a material inducement for SPAC and the Company to enter into and consummate the Transactions, each Holder has agreed to execute and deliver this Agreement.

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties, intending to be legally bound, agree as follows:

1.              Lock-Up.

(a)            During the Lock-up Period (as defined below), each Holder irrevocably agrees that it will not (i) offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any of the Lock-up Shares (as defined below) or enter into a transaction that would have the same effect, (ii) enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of such Lock-up Shares, whether any of these transactions are to be settled by delivery of any such Lock-up Shares, in cash or otherwise, or (iii) publicly disclose the intention to make any offer, sale, pledge or disposition or to enter into any transaction, swap, hedge or other arrangement or engage in any Short Sales (as defined below) with respect to any Lock-up Shares (collectively, “Transfer”).

(b)            In furtherance of the foregoing, the Company will (i) place an irrevocable stop order on all Lock-up Shares, including those which may be covered by a registration statement, and (ii) notify its transfer agent in writing of the stop order and the restrictions on such Lock-up Shares under this Agreement and direct such transfer agent not to process any attempts by an Holder to resell or transfer any Lock-up Shares, except in compliance with this Agreement. In addition to any other applicable legends, each certificate or book entry position representing the Lock-up Shares shall be stamped or otherwise imprinted with a legend in substantially the following form:

“THE SHARES REPRESENTED HEREBY ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN A LOCK-UP AGREEMENT, DATED AS OF [•], 2025 BY AND AMONG THE ISSUER OF SUCH SHARES (THE “ISSUER”) AND THE ISSUER’S SHAREHOLDER NAMED THEREIN. A COPY OF SUCH LOCK-UP AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE ISSUER TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”

(c)            For purposes of this Agreement, “Short Sales” include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-US broker dealers or foreign regulated brokers.

(d)            For purpose of this Agreement, the term “Lock-up Period” means the period commencing on the Closing Date and ending on the earlier of (i) with respect to 50% of Public Company Shares held by each Holder, (A) the date that is six (6) months thereafter, (B) the date on which the last reported sale price of the Public Company Shares equals or exceeds $11.50 per share (as adjusted for share subdivisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing on the Closing Date, or (C) the date on which the Company completes a liquidation, merger, share exchange, reorganization or other similar transaction that results in all of the Company’s stockholders having the right to exchange their Public Company Shares for cash, securities or other property and (ii) with respect to 50% of Public Company Shares held by each Holder, (A) the date that is twelve (12) months thereafter, (B) the date on which the last reported sale price of the Public Company Shares equals or exceeds $15.00 per share (as adjusted for share subdivisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing on the Closing Date, or (C) the date on which the Company completes a liquidation, merger, share exchange, reorganization or other similar transaction that results in all of the Company’s stockholders having the right to exchange their Public Company Shares for cash, securities or other property.

2.              Beneficial Ownership. Each Holder hereby represents and warrants that it does not beneficially own, directly or through its nominees (as determined in accordance with Section 13(d) of the Exchange Act, and the rules and regulations promulgated thereunder), any Public Company Shares, or any economic interest in or derivative of such Public Company Shares, other than the Lock-up Shares, as set on Exhibit A.

3.              Permitted Transfers. Notwithstanding the foregoing, the restrictions set forth in Section 1 shall not apply to (a) transfers or distributions to the Holder’s current or former general or limited partners, managers or members, stockholders, other equity holders or direct or indirect affiliates (within the meaning of Rule 405 under the Securities Act of 1933, as amended); (b) transfers by bona fide gift to a member of the Holder’s immediate family or to a trust, the beneficiary of which is the Holder or a member of the Holder’s immediate family or to a charitable organization; (c) transfers by virtue of the laws of descent and distribution upon death of the Holder; or (d) transfers by operation of law or pursuant to a court order, such as a qualified domestic relations order, divorce decree or separation agreement; provided that, in each of the cases described in clauses (a) through (d) of this Section 3, the transferee enters into a written agreement, in substantially the form of this Agreement, agreeing to be bound by the terms of this Agreement.

4.              Representations and Warranties. Each of the parties hereto, by their respective execution and delivery of this Agreement, hereby represents and warrants to the others and to all third party beneficiaries of this Agreement that (a) such party has the full right, capacity and authority to enter into, deliver and perform its respective obligations under this Agreement, (b) this Agreement has been duly executed and delivered by such party and is a binding and enforceable obligation of such party, enforceable against such party in accordance with the terms of this Agreement and (c) the execution, delivery and performance of such party’s obligations under this Agreement will not conflict with or breach the terms of any other agreement, contract, commitment or understanding to which such party is a party or to which the assets or securities of such party are bound.

5.              Beneficial Ownership. Each Holder hereby represents and warrants that it does not beneficially own, directly or through its nominees (as determined in accordance with Section 13(d) of the Exchange Act, and the rules and regulations promulgated thereunder), any Public Company Shares, or any economic interest in or derivative of such Public Company Shares, other than the Public Company Shares set forth opposite such Holder’s name on Exhibit A, all of which, on consummation of the Transactions, are collectively referred to as the “Lock-up Shares”.

6.              No Additional Fees/Payment. Other than the consideration specifically referenced herein, the parties hereto agree that no fee, payment or additional consideration in any form has been or will be paid to the Holder in connection with this Agreement.

7.              Notices. Any notices required or permitted to be sent hereunder shall be sent in writing, addressed as specified below, and shall be deemed given: (a) if by hand or recognized courier service, by 5:00 PM on a Business Day, addressee’s day and time, on the date of delivery, and otherwise on the first Business Day after such delivery; (b) if by fax or email, on the date that transmission is confirmed electronically, if by 5:00 PM on a Business Day, addressee’s day and time, and otherwise on the first Business Day after the date of such confirmation; or (c) five days after mailing by certified or registered mail, return receipt requested. Notices shall be addressed to the respective parties as follows (excluding telephone numbers, which are for convenience only), or to such other address as a party shall specify to the others in accordance with these notice provisions:

(a)	If to the Company, to:

Forbes & Manhattan Resources Inc.

198 Davenport Road

Toronto, ON Canada M541J2

Attention: Neil Said

with a copy to (which shall not constitute notice):

Loeb & Loeb

345 Park Avenue, 19th Floor

New York, NY 10154

Attention: Giovanni Caruso.

E-mail: gcaruso@loeb.com

(b)	If to a Holder, to the address set forth opposite such Holder’s name on Exhibit A or to such other address as any party may have furnished to the others in writing in accordance herewith.

8.              Enumeration and Headings. The enumeration and headings contained in this Agreement are for convenience of reference only and shall not control or affect the meaning or construction of any of the provisions of this Agreement.

9.              Counterparts. This Agreement may be executed in facsimile and in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all of which shall together constitute one and the same agreement.

10.            Successors and Assigns. This Agreement and the terms, covenants, provisions and conditions hereof shall be binding upon, and shall inure to the benefit of, the respective heirs, successors and assigns of the parties hereto. The Holder hereby acknowledges and agrees that this Agreement is entered into for the benefit of and is enforceable by SPAC and Holdco and their respective successors and assigns.

11.            Severability. If any provision of this Agreement is held to be invalid or unenforceable for any reason, such provision will be conformed to prevailing law rather than voided, if possible, in order to achieve the intent of the parties and, in any event, the remaining provisions of this Agreement shall remain in full force and effect and shall be binding upon the parties hereto.

12.            Amendment. This Agreement may not be changed, amended or modified as to any particular provision, except by a written instrument executed by all parties hereto, and cannot be terminated orally or by course of conduct. No provision hereof can be waived, except by a writing signed by the party against whom such waiver is to be enforced, and any such waiver shall apply only in the particular instance in which such waiver shall have been given.

13.            Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

14.            No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

15.            Governing Law. The provisions of Section 10.7 and 10.14 of the Business Combination Agreement are incorporated herein by reference and shall apply with full force and effect to any disputes arising hereunder and shall survive the Closing.

16.            Entire Agreement. This Agreement and the other agreements referenced herein constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersede all prior and contemporaneous understandings and agreements related hereto (whether written or oral), to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. No provision of this Agreement may be explained or qualified by any agreement, negotiations, understanding, discussion, conduct or course of conduct or by any trade usage. Except as otherwise expressly stated herein, there is no condition precedent to the effectiveness of any provision hereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Lock-up Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

FORBES & MANHATTAN RESOURCES INC.

By:
Name:
Title:

[Signature Page to Lock-up Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Lock-up Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

HOLDERS:

PAPAYA GROWTH OPPORTUNITY I SPONSOR, LLC

By:
Name:
Title:

[Signature Page to Lock-up Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Lock-up Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

HOLDERS:

FORBES & MANHATTAN LIMITED

By:
Name:
Title:

[Additional Shareholders to be added]

[Signature Page to Lock-up Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Lock-up Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

HOLDERS:

[___]

By:
Name:
Title:

[Additional Shareholders to be added]

[Signature Page to Lock-up Agreement]

EXHIBIT A

HOLDERS

Shareholder	Number of Public Company Shares (Lock-up Shares)	Address for Notices
Papaya Growth Opportunity I Sponsor, LLC	[___]	3500 South Dupont Highway, Suite HX-102 Dover, DE 19901 E-mail: clay@papayagrowth.com Attention: Clay Whitehead
Forbes & Manhattan Limited	[___]	[Forbes & Manhattan Resources Inc. 198 Davenport Road Toronto, ON Canada M5R1J2 Email: nsaid@fmresources.ca Attention: Neil Said]
[___]	[___]	[___]
[___]	[___]	[___]